SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported)         December 8, 2003


                               SPRINT CORPORATION
             (Exact name of Registrant as specified in its charter)

          Kansas                    1-04721                    48-0457967
(State of Incorporation)    (Commission File Number)       (I.R.S. Employer
                                                          Identification No.)


   6200 Sprint Parkway, Overland Park, Kansas                   66251
     (Address of principal executive offices)                (Zip Code)


    Registrant's telephone number, including area code    (913) 624-3000



          (Former name or former address, if changed since last report)


               P. O. Box 7997, Shawnee Mission, Kansas 66207-0997
                (Mailing address of principal executive offices)

Item 5.  Other Events.

     On December 8, 2003, the registrant ("Sprint") announced the appointment of two new, independent directors, E. Linn Draper, Jr., Chairman, President and Chief Executive Officer of American Electric Power Company, and Gerald L. Storch, Vice Chairman of Target Corporation, to the Sprint Board of Directors. The press release was as follows:


Sprint Appoints Two New Members to Board of Directors

OVERLAND PARK, Kan. - Dec. 8, 2003 - Sprint (NYSE: FON, PCS) today announced the appointments of E. Linn Draper, Jr. and Gerald L. Storch to the Sprint Board of Directors.

A prominent energy sector executive and nuclear engineer, Draper is chairman, president, and chief executive officer of American Electric Power Company (AEP), headquartered in Columbus, Ohio, and holds the same titles for the AEP Service Corporation, the management and technology arm of the AEP system. He became president of AEP and the Service Corporation in March 1992, following 13 years with Gulf States Utilities Company in Beaumont, Texas, where he served as chairman, president and chief executive officer.

Storch is Vice Chairman of Target Corporation, and leads Target Financial Services, Target Technology Services, Distribution Services, target.direct (the company's e-commerce and catalog business) and Marshall Field's. Prior to joining Target Corporation in 1993, Storch was a partner in the Boston, New York and Los Angeles offices of McKinsey & Co., management consultants, specializing in retailing and financial services.

Both Draper and Storch will join the Sprint board as independent directors, effective immediately.

"Linn and Jerry are important additions to Sprint's board," said Linda K. Lorimer, chair of Sprint's Nominating and Corporate Governance Committee. "Jerry has helped build Target into a nationwide retail giant and Linn, with 10 years as chief executive officer, has guided AEP effectively through a changing, challenging regulatory environment. Both have had distinguished careers and are very well respected in their industries. Their counsel will be instrumental to shaping the future success of Sprint."

Draper holds a bachelor of arts degree and a bachelor of science degree in chemical engineering from Rice University, and a doctorate in nuclear science and engineering from Cornell University.

Storch holds a Juris Doctor degree from Harvard Law School, a master of business administration degree from Harvard Business School, and a bachelor of arts degree in government and economics from Harvard College.

With the appointments of Draper and Storch, the Sprint board stands at nine directors. Seven of the nine directors are independent based on the board's 2003 determination. Gary Forsee, Sprint chairman and chief executive officer, is the only employee director.



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

Sprint's other directors include: DuBose Ausley, attorney, Ausley & McMullen, a law firm in Tallahassee, Fla., where he was chairman from 1982 to June 1, 2002; Irvine O. Hockaday, Jr., retired president and chief executive officer of Hallmark Cards, Inc.; Linda Koch Lorimer, vice president and secretary of the university, Yale University; Charles E. Rice, chairman of Mayport Venture Partners, LLC; Louis W. Smith, retired president and chief executive officer of the Ewing Marion Kauffman Foundation; and Stewart Turley, retired chairman of Eckerd Corporation.

For   more   information   about   the   Sprint   Board  of   Directors,   visit
www.sprint.com/ir/cg/bod2.html.

About Sprint
Sprint is a global integrated communications provider serving more than 26 million customers in over 100 countries. With approximately 68,000 employees worldwide and nearly $27 billion in annual revenues, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States' first nationwide all-digital, fiber- optic network and an award-winning Tier 1 Internet backbone. Sprint provides local communications services in 39 states and the District of Columbia and operates the largest 100-percent digital, nationwide PCS wireless network in the United States. For more information, visit www.sprint.com.













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


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                    SPRINT CORPORATION



Date: December 9, 2003
                                    By: /s/ Michael T. Hyde
                                        Michael T. Hyde, Assistant Secretary





















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